[JORDEN BURT BOROS CICCHETTI BERENSON & JOHNSON LLP] Jorden Burt Boros Cicchetti Berenson & Johnson 1025 Thomas Jefferson Street, N.W.
East Lobby - Suite 400 East
Washington, D.C. 20007-0805
(202) 965-8150




                                  March 2, 2001




Jackson National Life Insurance Company
1 Corporate Way
Lansing, Michigan 48951


RE: JACKSON NATIONAL LIFE INSURANCE COMPANY
    FILE NO. 333-36506

Corporate Management:

         We hereby consent to the reference to our name under the caption "Legal Matters" in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-36505 of Jackson National Life Insurance Company on Form S-6. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            Very truly yours,


                                            S/

                                            Jorden Burt Boros Cicchetti Berenson
                                            & Johnson LLP